Exhibit 99.1

70 E. Long Lake Rd. Bloomfield Hills, MI 48304 www.agreerealty.com

FOR IMMEDIATE RELEASE

Agree Realty Announces Pricing Amendment For $100 Million Of Unsecured Term Loans

Amendment Reduces Fixed Interest Rate From 3.78% to 3.13%

Bloomfield Hills, MI, December 18, 2018 -- Agree Realty Corporation (NYSE: ADC) (the “Company”) today announced that on December 17, 2018, it entered into a pricing amendment in connection with its $65 million and $35 million unsecured term loans (together, the “Unsecured Term Loans”) maturing January 15, 2024. The amendment provides a new pricing grid over LIBOR, determined by the Company’s credit rating. As a result of the amendment, the interest rate on the Unsecured Term Loans will be reduced to a fixed rate of 3.13%, from a previous fixed rate of 3.78%.

PNC Capital Markets LLC; Capital One, National Association; Regions Capital Markets; SunTrust Robinson Humphrey, Inc. and U.S. Bank National Association serve as Joint Lead Arrangers and Joint Book Managers for the Unsecured Term Loans. PNC Bank, National Association serves as the Administrative Agent and Capital One, National Association; Regions Bank; SunTrust Bank and U.S. Bank National Association serve as Co-Syndication Agents. Raymond James Bank, N.A. and Stifel Bank & Trust serve as participating lenders in the Unsecured Term Loans.

“We are extremely pleased with the improved pricing of our Unsecured Term Loans and the ongoing partnership with our bank group,” said Clay Thelen, Chief Financial Officer of Agree Realty Corporation. “With this transaction, we will realize additional interest savings while maintaining a conservative balance sheet that emphasizes long-term, fixed-rate unsecured financings.”

About Agree Realty Corporation

Agree Realty Corporation is a publicly traded real estate investment trust primarily engaged in the acquisition and development of properties net leased to industry-leading retail tenants. The Company currently owns and operates a portfolio of 539 properties, located in 45 states and containing approximately 10.6 million square feet of gross leasable space. The common stock of Agree Realty Corporation is listed on the New York Stock Exchange under the symbol “ADC”. For additional information, please visit www.agreerealty.com.

This press release contains certain “forward-looking” statements relating to, among other things, our expectations regarding the interest rate on our revolving credit and term loans, potential incurrence of indebtedness and our expectations regarding future financing. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include but are not limited to factors described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.agreerealty.com.

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Contact:

Clay Thelen

Chief Financial Officer

Agree Realty Corporation

(248) 737-4190